EXHIBIT 99.1

3D Systems Acquires Paramount Industries

- Expands Direct Manufacturing For Aerospace And Medical Devices -

- Certified SLS® AS9100C, ISO 9001:2008, ITAR Production Facilities -

ROCK HILL, S.C., April 17, 2012 (GLOBE NEWSWIRE) -- 3D Systems Corporation (NYSE:DDD) announced today that it has acquired Paramount Industries, one of the world's most experienced direct manufacturing and product development solutions providers for aerospace and medical device applications; from complete design-to-manufacturing services to the production of certified end-use parts and products.

3D Systems plans to integrate Paramount's state-of-the-art manufacturing facilities and advanced tooling and assembly operations with its growing on-demand direct manufacturing services. Paramount Industries maintains AS9100C and ISO 9001:2008 certifications along with an ITAR registration.

"We are honored to become part of 3D Systems, the recognized global 3D content-to-print leader," said Jim Williams, President and Chief Executive Officer of Paramount Industries. "We expanded our reach into the growing aerospace and medical device industries with 3D Systems' SLS® production printers. Together, we can deliver the full impact of direct manufacturing capabilities to our aerospace and medical device customers all over the world."

"We are very pleased to add a proven direct manufacturing innovator of Paramount's reputation, experience and scale to our rapidly growing, global network of on-demand parts services," said Abe Reichental, President and Chief Executive Officer of 3D Systems. "With Jim Williams' continued leadership, we are extremely well positioned to expand our aerospace and healthcare manufacturing activities and build the required infrastructure to support these significant customers."

About 3D Systems Corporation

3D Systems is a leading provider of 3D content-to-print solutions including 3D printers, print materials and on-demand custom parts services for professionals and consumers alike. The company also provides creative content development, design productivity tools and curation services and downloads. Its expertly integrated solutions replace, displace and complement traditional methods and reduce the time and cost of designing new products by printing real parts directly from digital input. These solutions are used to rapidly design, communicate, prototype and produce functional parts, empowering its customers to create with confidence.

More information on the company is available at www.3DSystems.com.

To experience 3D Systems' entire range of 3D content-to-print products and services please visit www.printin3D.com, www.production3dprinters.com, www.cubify.com, www.toptobottomdental.com, www.3Dproparts.com, www.print3d.com, www.quickparts.com, www.alibre.com, www.bitsfrombytes.com, www.myrobotnation.com, www.The3dStudio.com, www.freedomofcreation.com, www.sycode.com, www.botmill.com, blog.3dsystems.com, or via email at moreinfo@3Dsystems.com.

The 3D Systems Corporation logo is available at http://www.globenewswire.com/newsroom/prs/?pkgid=4537

About Paramount Industries

Paramount Industries is among the world's most experienced manufacturers and providers of product development services, including product design and engineering, rapid prototyping, rapid tooling and direct manufacturing that produces custom parts direct from digital input.

Originally founded in 1966, Paramount has expanded its scope to apply advanced technology in all aspects of product development. Today, Paramount offers a comprehensive array of services. In addition to rapid prototyping and rapid tooling, Paramount sets the pace in direct manufacturing of precision parts from 3D CAD digital input, utilizing advanced Selective Laser Sintering technology. Paramount's services also include injection molding, full-scale manufacturing from domestic and offshore facilities as well as assembly and packaging.

More information is available at www.paramountind.com.

CONTACT: Investor Contact:
         Stacey Witten
         803-326-4010
         E-mail: Stacey.Witten@3dsystems.com

         Media Contact:
         Cathy Lewis
         803-326-3950
         Email: Cathy.Lewis@3dsystems.com